Exhibit 99.1

Moved on Business Wire
August 8, 2016

CSC Delivers Revenue Growth and Commercial Margin Expansion in First Quarter 2017

News Release -- August 8, 2016

•	Q1 (Loss) Earnings per Share from Continuing Operations of $(0.15), Includes Cumulative Impact of Certain Items of $(0.68) per Share

•	Q1 Non-GAAP Diluted Earnings per Share from Continuing Operations was $0.53, up 13% YoY

•	(Loss) Income from Continuing Operations, Before Taxes of $(36) Million Includes Certain Items of $(127) Million

•	Commercial Operating Income of $69 Million, Adjusted for Certain Items is $161 Million and Commercial Operating Margin on the Same Basis is 8.3%, up 80 Basis Points YoY

•	Net Cash from Operating Activities of $50 Million and Free Cash Flow of $32 Million

•	FY17 Non-GAAP EPS from Continuing Operations Target Remains $2.75 to $3.00

TYSONS, Va., Aug. 8, 2016 –CSC (NYSE: CSC) today reported results for the first quarter of fiscal year 2017.

“CSC's first-quarter results reflected the transformative steps we have taken with our recent acquisitions of UXC and Xchanging," said Mike Lawrie, chairman, president and CEO. "Revenue was up 9% in constant currency driven by contributions from acquisitions as well as strong momentum within our next-generation offerings. Commercial operating margins were up over the prior year on a comparable basis, as we continue to drive greater operating efficiencies while reinvesting in key areas of the business. Our merger with the Enterprise Services segment of Hewlett Packard Enterprise is progressing as planned with a targeted close of late March 2017.”

Financial Highlights

•
Diluted (loss) earnings per share from continuing operations were $(0.15) in the first quarter, compared with $0.46 in the year-ago period. Diluted earnings per share from continuing operations included $(0.32) per share of restructuring costs and $(0.36) per share of transaction and integration-related costs.

•	Non-GAAP diluted earnings per share from continuing operations excluding these items were $0.53, up 13% percent over the prior year.

•
(Loss) Income from continuing operations before taxes was $(36) million for the first quarter, compared with $72 million in the prior year, and includes $(57) million of restructuring and $(70) million of transaction and integration-related costs. Excluding the impact of these items, Non-GAAP income from continuing operations, before taxes was $91 million compared with $97 million a year ago.

•
Commercial operating income, which is operating income of the combined GBS and GIS segments, excluding certain items, was $161 million compared with $136 million in the first quarter of fiscal 2016. Commercial Operating Margin on the same basis was 8.3%, up from 7.5% in the prior year.

•	Net cash provided by operating activities was $50 million in the first quarter, compared with $362 million in the prior year.

•
Free cash flow was $32 million in the first quarter, compared with $158 million in the prior year. During the first quarter of fiscal 2016, CSC’s net cash provided by operating activities and free cash flow included the results of its since-divested U.S. federal IT services business, CSRA.

Global Business Services
GBS revenue of $1,049 million in the quarter compares with $919 million in the year ago quarter, an increase of 14.1%. GBS revenue increased 16.4% year-over-year in constant currency. The GBS revenue increase was driven by the contributions from our recent acquisitions. GBS operating margin in the quarter, excluding the impact of certain items, was 10.5% up from 10.1% in the prior year. New business awards for GBS were $0.7 billion in the first quarter.

Global Infrastructure Services
GIS revenue of $881 million in the quarter compares with $885 million in the year-ago quarter, a decrease of 0.5%. GIS revenue increased 1.7% year-over-year in constant currency, driven by the contributions from our recent acquisitions as well as growth in our next-generation offerings, which helped offset contract completions and price-downs. GIS operating margin in the quarter, excluding the impact of certain items, was 5.8% compared with 4.9% in the prior year. New business awards for GIS were $0.9 billion in the quarter.

Returning Capital to Shareholders
During the first quarter, CSC returned $20 million to shareholders, consisting of common stock dividends.

CSC had 140,317,261 basic shares outstanding on July 1, 2016.

Earnings Conference Call and Webcast
CSC senior management will host a conference call and webcast on the same day at 5 p.m. EDT. The dial-in number for domestic callers is 888-631-5930. Callers who reside outside of the United States or Canada should dial 913-312-0831. The passcode for all participants is 5423942. The webcast audio and any presentation slides will be available on CSC’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until August 15, 2016. The replay dial-in number is 888-203-1112 for domestic callers and 719-457-0820 for callers who reside outside of the United States and Canada. The replay passcode is also 5423942. A replay of this webcast will also be available on CSC’s website.

Non-GAAP Measures
In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by U.S. generally accepted accounting principles (GAAP), the Company has also disclosed in this press release preliminary non-GAAP information, and certain further adjustments thereto, which management believes provides useful information to investors, including: constant currency, operating income, commercial operating income and margin, adjusted operating income, operating and adjusted operating margin, adjusted commercial operating income and margin, EBIT, adjusted EBIT, EBIT and adjusted EBIT margin, free cash flow, and non-GAAP results including non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations. Reconciliations of the preliminary non-GAAP measures to the respective and most directly comparable GAAP measures, as well as the rationale for management’s use of non-GAAP measures, are included below.

About CSC
CSC (NYSE: CSC) leads clients on their digital transformation journeys. The company provides innovative next-generation technology services and solutions that leverage deep industry expertise, global scale, technology independence and an extensive partner community. CSC serves leading commercial and international public sector organizations throughout the world. CSC is a Fortune 500 company and ranked among the best corporate citizens. For more information, visit the company's website at www.csc.com.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended April 1, 2016 and any updating information in subsequent SEC filings. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise, except as required by law.

# # #
Contact:
Richard Adamonis, Corporate Media Relations, 862.228.3481, radamonis@csc.com
Neil DeSilva, Global M&A and Investor Relations, 703.245.9700, neildesilva@csc.com

Note: On November 27, 2015, CSC completed the separation of CSRA. The Company’s results of operations for the first quarter of fiscal 2016 have been adjusted to reflect the separation.

Business Segment Revenues, Operating Income and Operating Margins
(preliminary and unaudited)

Revenues by Segment
	Three months ended
(in millions)	July 1, 2016	July 3, 2015	% Change	% Change at Constant Currency(1)
Global Business Services	$1,049	$919	14.1%	16.4%
Global Infrastructure Services	881	885	(0.5)%	1.7%
Total Revenues	$1,930	$1,804	7.0%	9.2%

Operating Income and Operating Margins by Segment
	Three months ended
	July 1, 2016		July 3, 2015
(in millions)	Operating Income	Operating Margin	Operating Income	Operating Margin
Global Business Services	$73	7.0%	$97	10.6%
Global Infrastructure Services	(4)	(0.5)%	53	6.0%
Commercial Operating Income	69	3.6%	150	8.3%
Corporate and Eliminations	(17)	—	(6)	—
Total Operating Income	$52	2.7%	$144	8.0%

(1) Selected references are made on a “constant currency basis” so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby providing comparisons of operating performance from period to period. Financial results on a “constant currency basis” are non-U.S. Generally Accepted Accounting Principle (GAAP) measures calculated by translating current period activity into U.S. dollars using the comparable prior period’s currency conversion rates. This approach is used for all results where the functional currency is not the U.S. dollar.

Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three months ended
(in millions, except per-share amounts)	July 1, 2016	July 3, 2015

Revenues	$1,930	$1,804

Costs of services (excludes depreciation and amortization and restructuring costs)	1,421	1,272
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	305	271
Depreciation and amortization	166	174
Restructuring costs	57	—
Interest expense	25	30
Interest income	(10)	(11)
Other expense (income), net	2	(4)
Total costs and expenses	1,966	1,732

(Loss) income from continuing operations, before taxes	(36)	72
Income tax (benefit) expense	(16)	7
(Loss) income from continuing operations	(20)	65
Income from discontinued operations, net of taxes	—	102
Net (loss) income	(20)	167
Less: net income attributable to noncontrolling interest, net of tax	1	4
Net (loss) income attributable to CSC common stockholders	$(21)	$163

(Loss) earnings per common share
Basic:
Continuing operations	$(0.15)	$0.47
Discontinued operations	—	0.71
	$(0.15)	$1.18
Diluted:
Continuing operations	$(0.15)	$0.46
Discontinued operations	—	0.69
	$(0.15)	$1.15

Cash dividend per common share	$0.14	$0.23

Weighted average common shares outstanding for:
Basic EPS	138.98	137.92
Diluted EPS	138.98	141.39

Selected Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	July 1, 2016	April 1, 2016

Assets
Cash and cash equivalents	$1,000	$1,178
Receivables, net	1,983	1,831
Prepaid expenses and other current assets	421	403
Total current assets	3,404	3,412

Software, net	854	712
Outsourcing contract costs, net	331	334
Goodwill	1,817	1,277
Other assets	1,101	631
Deferred income taxes, net	338	345
Property and equipment, net	1,012	1,025
Total Assets	$8,857	$7,736

Liabilities
Short-term debt and current maturities of long-term debt	700	710
Accounts payable	368	341
Accrued payroll and related costs	331	288
Accrued expenses and other current liabilities	778	720
Deferred revenue and advance contract payments	576	509
Income taxes payable	10	40
Total current liabilities	2,763	2,608

Long-term debt, net of current maturities	2,543	1,934
Non-current deferred revenue	345	348
Pension obligations	222	298
Deferred tax liabilities	221	181
Non-current income tax liabilities	191	175
Other liabilities	343	160
Total Liabilities	6,628	5,704

Total Equity	2,229	2,032

Total Liabilities and Equity	$8,857	$7,736

Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Three months ended
(in millions)	July 1, 2016	July 3, 2015
Cash flows from operating activities:
Net (loss) income	$(20)	$167
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	169	207
Stock-based compensation	14	(12)
Gain on dispositions	—	(51)
Other non-cash charges, net	10	13
Changes in assets and liabilities, net of acquisitions and dispositions:
Decrease (increase) in assets	(42)	211
Decrease in liabilities	(81)	(173)
Net cash provided by operating activities	50	362

Cash flows from investing activities:
Purchases of property and equipment	(58)	(90)
Payments for outsourcing contract costs	(27)	(21)
Software purchased and developed	(36)	(35)
Payments for acquisitions, net of cash acquired	(423)	—
Business dispositions	—	34
Proceeds from sale of assets	5	43
Other investing activities, net	(10)	(15)
Net cash used in investing activities	(549)	(84)

Cash flows from financing activities:
Borrowings of commercial paper	511	—
Repayments of commercial paper	(511)	—
Borrowings under lines of credit	920	3
Repayment of borrowings under lines of credit	(453)	—
Debt borrowings	13	—
Debt repayments	(120)	(69)
Proceeds from stock options	36	24
Taxes paid related to net share settlements of stock-based compensation awards	(6)	(24)
Repurchase of common stock	—	(118)
Dividend payments	(19)	(32)
Other financing activities, net	(17)	—
Net cash provided by (used in) financing activities	354	(216)
Effect of exchange rate changes on cash and cash equivalents	(33)	39
Net (decrease) increase in cash and cash equivalents	(178)	101
Cash and cash equivalents at beginning of year	1,178	2,098
Cash and cash equivalents at end of period	$1,000	$2,199

Non-GAAP Financial Measures

The following tables reconcile non-GAAP financial measures of operating income, commercial operating income, adjusted operating income, adjusted commercial operating income, operating and adjusted operating margin, commercial and adjusted commercial operating margin, earnings before interest and taxes (EBIT), adjusted EBIT, EBIT and adjusted EBIT margin, and free cash flow to the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Also presented below are the Company's non-GAAP results, which exclude certain items that management believes are not indicative of the Company's operating performance. CSC presents these non-GAAP results because management believes they assist investors in comparing the Company's performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company's core operating performance. The non-GAAP measures we provide are also considered important measures by financial analysts covering CSC and its peers.

Management uses operating income and commercial operating income to evaluate financial performance and it is one of the measures utilized to determine executive compensation. One of the limitations associated with the use of operating income, as compared to reported earnings, is that it does not reflect the complete financial results of the Company. CSC compensates for these limitations by providing a reconciliation between operating income and (loss) income from continuing operations, before taxes. Management uses free cash flow as one of the factors in reviewing the overall performance of the business. Management compensates for the limitations of this non-GAAP measure by also reviewing the GAAP measures of operating, investing and financing cash flows. Management uses non-GAAP income from continuing operations and non-GAAP EPS to evaluate the Company's results, excluding the impact of items that management believes are not indicative of the Company's operating performance. CSC compensates for the limitations of these non-GAAP measures by providing a reconciliation from non-GAAP results to reported results.

Adjustments to results of operations include:

•	Restructuring costs - Reflects restructuring costs related to workforce optimization and real estate charges.

•	Transaction and integration-related costs - Reflects costs related to (1) the separation of CSRA, (2) announced merger with the Enterprise Services segment of HPE, and (3) acquisitions.

•
Certain CSRA overhead costs - Reflects costs historically allocated to CSRA but not included in discontinued operations due to accounting rules. These costs are expected to be largely eliminated on a prospective basis.

•
U.S. Pension and OPEB - Reflects the impact of certain U.S. pension and other postretirement benefit (OPEB) plans historically included in CSC's financial results that have been transferred to CSRA as part of the separation.

•	SEC settlement-related items - Reflects costs associated with certain SEC charges and settlements.

•	Tax adjustment - Reflects the adoption of a new accounting standard in fiscal 2016 changing excess tax benefits on stock-based compensation to be recorded as a reduction to income tax expense.

GAAP Reconciliations

Operating Income and Adjusted Operating Income
(preliminary and unaudited)

CSC defines operating income as revenue less costs of services, depreciation and amortization expense, restructuring costs and segment selling, general and administrative (G&A) expenses. Commercial operating income is defined as operating income for the combined GBS and GIS segments. Commercial operating margin is defined as commercial operating income as a percentage of revenue. Operating income, as defined by CSC, excludes corporate G&A, and pension and OPEB actuarial and settlement losses. Operating margin is defined as operating income as a percentage of revenue.

Adjusted operating income is computed by excluding from operating income restructuring costs, transaction and integration-related costs, certain CSRA overhead costs, and U.S. Pension and OPEB. Adjusted operating margin is defined as adjusted operating income as a percentage of revenue. Adjusted commercial operating income is computed by excluding from operating income restructuring costs, transaction and integration-related costs, and U.S. Pension and OPEB. Adjusted commercial operating margin is defined as adjusted commercial operating income as a percentage of revenue.

Reconciliations of adjusted operating income to (loss) income from continuing operations, before taxes are as follows:

	Three months ended
(in millions)	July 1, 2016	July 3, 2015
Adjusted Operating income	$144	$148
Restructuring costs	(57)	—
Transaction and integration-related costs	(35)	—
Certain CSRA overhead costs	—	(18)
U.S. Pension and OPEB	—	14
Operating income	$52	$144
Corporate G&A	(70)	(57)
Pension and OPEB actuarial and settlement losses	(1)	—
Interest expense	(25)	(30)
Interest income	10	11
Other (expense) income, net	(2)	4
(Loss) income from continuing operations, before taxes	$(36)	$72

Adjusted Operating margin	7.5%	8.2%
Operating margin	2.7%	8.0%

Earnings Before Interest and Taxes and Adjusted Earnings Before Interest and Taxes
(preliminary and unaudited)

EBIT is defined as net (loss) income less income from discontinued operations, net of taxes, interest expense, interest income and income tax benefit (expense). EBIT margin is defined as EBIT as a percentage of revenue.

Adjusted EBIT is computed by excluding from EBIT the impact of certain items, including restructuring costs, transaction and integration-related costs, certain CSRA overhead costs, U.S. Pension and OPEB, and SEC settlement-related items. Adjusted EBIT margin is computed as adjusted EBIT as a percentage of revenue.

A reconciliation of adjusted EBIT and EBIT to net (loss) income is as follows:

	Three months ended
(in millions)	July 1, 2016	July 3, 2015
Adjusted EBIT	$106	$116
Restructuring costs	(57)	—
Transaction and integration-related costs	(70)	(3)
Certain CSRA overhead costs	—	(33)
U.S. Pension and OPEB	—	14
SEC settlement related items	—	(3)
EBIT	$(21)	$91
Interest expense	(25)	(30)
Interest income	10	11
Income tax benefit (expense)	16	(7)
(Loss) income from continuing operations	$(20)	$65
Income from discontinued operations, net of taxes	—	102
Net (loss) income	$(20)	$167

Adjusted EBIT margin	5.5%	6.4%
EBIT margin	(1.1)%	5.0%

Free Cash Flow
(preliminary and unaudited)

CSC defines free cash flow as the sum of (1) operating cash flows, (2) investing cash flows, excluding business acquisitions, dispositions and investments (including short-term investments and purchase or sale of available for sale securities), and (3) payments on capital leases and other long-term asset financings. Free cash flow is further adjusted for certain infrequently occurring cash flow items, such as (i) payments for transaction and integration-related costs, (ii) restructuring payments, (iii) SEC settlement-related payments and (iv) cash receipts from the sale of accounts receivables.

A reconciliation of net cash provided by operating activities to free cash flow is as follows:

	Three months ended
(in millions)	July 1, 2016	July 3, 2015
Net cash provided by operating activities	$50	$362
Net cash used in investing activities(1)	(524)	(84)
Acquisitions, net of cash acquired	423	—
Business dispositions	—	(34)
Payments on capital leases and other long-term asset financings	(45)	(69)
Payments for transaction and integration-related costs	93	11
Restructuring payments	35	19
SEC settlement-related payments	—	186
Sale of NPS accounts receivables	—	(233)
Free cash flow	$32	$158

(1) Excludes capital expenditures financed through CSC Finco and other investments.

Adjusted Segment Operating Income and Operating Margin
(preliminary and unaudited)

Adjusted operating income is computed by excluding from operating income restructuring costs, transaction and integration-related costs, certain CSRA overhead costs, and U.S. Pension and OPEB. Adjusted operating margin is computed as adjusted operating income as a percentage of revenue. Reconciliations of operating income to adjusted operating income are as follows:

	Three months ended July 1, 2016
(in millions)	Operating income	Restructuring costs	Transaction and integration-related costs	Adjusted operating income	Adjusted operating margin
Global Business Services	$73	(20)	(17)	$110	10.5%
Global Infrastructure Services	(4)	(37)	(18)	51	5.8%
Total Commercial	69	(57)	(35)	161	8.3%
Corporate and Eliminations	(17)	—	—	(17)	—
Total	$52	$(57)	$(35)	$144	7.5%

	Three months ended July 3, 2015
(in millions)	Operating income	Certain CSRA overhead costs	U.S. Pension and OPEB	Adjusted operating income	Adjusted operating margin
Global Business Services	$97	—	4	$93	10.1%
Global Infrastructure Services	53	—	10	43	4.9%
Total Commercial	150	—	14	136	7.5%
Corporate and Eliminations	(6)	(18)	—	12	—
Total	$144	$(18)	$14	$148	8.2%

Non-GAAP Results
(preliminary and unaudited)

Non-GAAP results are financial measures calculated by excluding certain items, which management believes are not indicative of the Company's operating performance. A reconciliation of non-GAAP results to reported results is as follows:

	Three Months Ended July 1, 2016
(in millions, except per-share amounts)	As reported	Restructuring costs	Transaction and integration-related costs	Non-GAAP results

Costs of services (excludes depreciation and amortization and restructuring costs)	$1,421	$—	$—	$1,421

Selling, general and administrative (excludes depreciation and amortization, and restructuring costs)	305	—	(56)	249

(Loss) income from continuing operations, before taxes	(36)	(57)	(70)	91
Income tax (benefit) expense	(16)	(12)	(19)	15
(Loss) income from continuing operations	(20)	(45)	(51)	76

Net (loss) income	(20)	(45)	(51)	76
Less: net income attributable to noncontrolling interest, net of tax	1	—	—	1
Net (loss) income attributable to CSC common stockholders	$(21)	$(45)	$(51)	$75

Effective Tax Rate	44.4%			16.5%

Basic EPS from continuing operations	$(0.15)	$(0.32)	$(0.37)	$0.54
Diluted EPS from continuing operations	$(0.15)	$(0.32)	$(0.36)	$0.53

Weighted average common shares outstanding for:
Basic EPS	138.98	138.98	138.98	138.98
Diluted EPS	138.98(1)	142.43	142.43	142.43

(1) Diluted EPS considers the impact of certain common stock equivalents except in periods where there is a loss because the inclusion of these potential common shares would have an antidilutive effect. Hence the share count used to calculated basic EPS is also used to calculate dilutive EPS.

	Three Months Ended July 3, 2015
(in millions, except per-share amounts)	As reported	Certain CSRA overhead costs	U.S. Pension and OPEB	Transaction and integration-related costs	SEC settlement-related items	Tax adjustment	Non-GAAP results

Costs of services (excludes depreciation and amortization and restructuring costs)	$1,272	$(17)	$12	$—	$—	$—	$1,267

Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	271	(16)	2	(3)	(3)	—	251

Income from continuing operations, before taxes	72	(33)	14	(3)	(3)	—	97
Income tax expense	7	(13)	5	(1)	(1)	(14)	31
Income from continuing operations	65	(20)	9	(2)	(2)	14	66

Net income	167	(20)	9	(2)	(2)	14	168
Less: net income attributable to noncontrolling interest, net of tax	4	—	—	—	—	—	4
Net income attributable to CSC common stockholders	$163	$(20)	$9	$(2)	$(2)	$14	$164

Effective Tax Rate	9.7%						32.0%

Basic EPS from continuing operations	$0.47	$(0.15)	$0.07	$(0.01)	$(0.01)	$0.10	$0.48
Diluted EPS from continuing operations	$0.46	$(0.14)	$0.06	$(0.01)	$(0.01)	$0.10	$0.47

Weighted average common shares outstanding for:
Basic EPS	137.92	137.92	137.92	137.92	137.92	137.92	137.92
Diluted EPS	141.39	141.39	141.39	141.39	141.39	141.39	141.39